Share Purchase Agreement

CONTENTS

SECTION

1.  The Closing

2.  Sale of Shares

3.  Covenants of SELLER

4.  Representations and Warranties of SELLER

5.  Representations and Warranties of the Company

6.  Covenants of BUYER

7.  Representations and Warranties of BUYER

8.  Indemnities

9.  Additional Covenants of the Company and SELLER

10.  Transactions to be Completed at Closing

11.  Governing Law

12.  Amendment and Waiver

13.  Assignment

14.  Notices

15.  Section Headings

16.  Exhibits

17.  Entire Agreement

18.  Corporate Governance

19.  Independet Advice, Non-Litigation

Agreement dated the 18th  day of December 2008, among Stuart Discount ("SELLER"), Telestar Acquisition Corporation, a Pennsylvania Corporation and Tele-Response Center, Inc., a Tennessee Corporation (collectively hereinafter “121DR” or "Company") and International Consolidated Companies, Inc., a Florida corporation ("BUYER").

WITNESSETH:

WHEREAS, SELLER owns all of the issued and outstanding shares (the "Shares") of the Company, no par value per share, which SELLER wishes to sell to BUYER and BUYER wishes to purchase from SELLER, all on the terms hereinafter set forth;

NOW, THEREFORE, the parties hereby agree as follows.

1.	The Closing.

1.1	The Closing will take place the 1st day of January 2009. At such time the following condition precedent to the Closing will be satisfied:

1.1.1 The following approvals and consents required in connection with this Agreement and to conclude duly and legally the transactions contemplated herein shall have been obtained and shall be in full force and effect:

a. The consent of the Boards of Directors of the Buyer and the Company.

b. The consent of any holders of any secured debt of the Company.

c. Any other consent so required by law.

d. The Company will give the Closing Notice promptly after such approvals and consents have been obtained.

1.2	The Closing will take place on 1st day of January 2009 at 12:00 P.M. in the offices of the BUYER in Sarasota, Florida.

2.           Sale of Shares.

2.1
At the Closing, SELLER will sell to BUYER, and BUYER will purchase from SELLER, all the Shares of the Company (consisting of 100 shares of Telestar and 1,000 shares of Tele-Response) for a total consideration of that number of shares of common stock of the BUYER valued at three (3) times trailing 12 month EBITA less the indebtedness as set forth on Schedule 2.1 attached hereto and not less than $1.5 million dollars at a price of 7.5 cents per share or 20,000,000 shars of common stock less a 1,000,000 share fee to Bagell, Joseph, Levine for a net payment of 19,000,000 shares.  The BUYER represents and warrants there is no option, warrant, privilege or other right outstanding with respect to any of the Shares.

3.	Covenants of SELLER.

3.1	SELLER will not use or disclose any trade secrets or other proprietary or confidential information pertaining to any aspect of the Business.

3.2
SELLER acknowledges that violation of any of the provisions of this Section 3 will cause irreparable loss and harm to both the Company and BUYER which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, in the event of a breach or threatened breach by SELLER of any of the provisions of this Section 3, each of the Company and BUYER shall be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, and SELLER agrees that it will not be a defense to any request for such relief that the Company or BUYER has an adequate remedy at law. Notwithstanding the foregoing, the Company and BUYER shall have other legal remedies as may be appropriate under the circumstance including, inter alia, recovery of damages occasioned by such breach. For purposes of any proceeding under or with respect to this Section 3, SELLER, the Company and BUYER submit to the jurisdiction of the courts of the State of Florida and of Orange County located in the State of Florida; and each agrees not to raise and waives any objection to or defense based on the venue of any such court or forum non conveniens.

3.3
A court of competent jurisdiction, if it determines any of the provisions of this Section 3 to be unreasonable in scope, time or geography, is hereby authorized by SELLER, the Company and BUYER to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable under all the circumstances.

4.	Representations and Warranties of SELLER.

SELLER represents and warrants to the BUYER as follows.

(a)
The SELLER has the power and authority to execute, deliver and perform this Agreement and any other agreement or document executed by them under or in connection with this Agreement; and the SELLER has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of SELLER and the Company enforceable against SELLER and the Company in accordance with their respective terms.

(b)	Neither the execution nor delivery of this Agreement nor the transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

(i)	contravene any provision of law or any statute, decree, rule or regulation binding upon SELLER or contravene any judgment, decree, franchise, order or permit applicable to SELLER; or

(ii)
conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under any agreement or other instrument to which SELLER is a party or by which SELLER is bound.

(c)
No authorization, consent or approval of, or exemption by, any governmental, judicial or public body or authority of or in any state is required to authorize, or is required in connection with (i) the execution, delivery and performance by SELLER of this Agreement, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates, instruments or other agreements executed by SELLER in connection with this Agreement, or (iv) the taking of any action by BUYER.

(d)
SELLER is the sole owner of the Shares and of all rights in and to the Shares; and SELLER may sell the Shares to BUYER pursuant to this Agreement without the consent or approval of any other person, corporation, partnership, governmental authority or other entity; the Shares are fully paid and non-assessable and, except as provided in this Agreement, SELLER has not sold, transferred or assigned any of its rights in or to any of the Shares; the Shares are free and clear of any liens, claims, encumbrances and restrictions of any kind except for the approvals noted above.

4.1
Knowledge by BUYER of any event, circumstance or fact will not vitiate or otherwise impair any of the warranties of SELLER or any of the rights and remedies available to BUYER with respect to such warranties.

5.	Representations and Warranties of the Company.

The Company represents and warrants to BUYER that the representations and warranties of SELLER under Section 4.1 insofar as they pertain to the Company are true and correct.

5.1           The Company represents and warrants to the BUYER as follows:

(a)
The Company is duly incorporated and validly existing under the laws of the States of Pennsylvania and Tennessee; the Company is duly qualified to conduct business in all jurisdictions where it is required to qualify; each of SELLER and the Company has the corporate power and authority to execute, deliver and perform this Agreement and any other agreement or document executed by either of them under or in connection with this Agreement; and each has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of SELLER and the Company enforceable against SELLER and the Company in accordance with their respective terms.

(b)	Neither the execution nor delivery of this Agreement nor the transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

(i)
contravene any provision of law or any statute, decree, rule or regulation binding upon SELLER or the Company or contravene any judgment, decree, franchise, order or permit applicable to SELLER or the Company; or

(ii)
conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under the Articles of Incorporation or By-Laws of SELLER or the Company or any agreement or other instrument to which SELLER or the Company is a party or by which either is bound, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets, rights, contracts or other property of the Company.

(c)
No authorization, consent or approval of, or exemption by, any governmental, judicial or public body or authority of or in any state is required to authorize, or is required in connection with (i) the execution, delivery and performance by SELLER of this Agreement, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates, instruments or other agreements executed by SELLER in connection with this Agreement, or (iv) the taking of any action by BUYER.

(d)
EXHIBITS 5.1D-1 and 5.1D-2 hereto contain, respectively, true and complete copies of the Articles of Incorporation and By-Laws of the Company, and the same have not been amended and are in full force and effect; as of the Closing the Articles of Incorporation and By-Laws of the Company will be amended, respectively, in accordance with EXHIBITS 5.1D-3 and 5.1D-4 hereto.

(e)
The unaudited financial statements of the Company as of September 30th, 2008 including profit and loss statements for the periods then ended as of these dates, as set forth in EXHIBIT 5.1E hereto (the "Financial Statements"), present fairly, in the case of the profit and loss statements, the results of operations of the Company for the fiscal periods then ended, and in the case of the balance sheets, the financial condition of the Company at said dates. As at said dates, the Company did not have any liabilities (contingent or otherwise) or assets, which are not disclosed in the Financial Statements or, in the case of liabilities, reserved against therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since the dates of the Financial Statements there have been no adverse changes in the business or financial condition of the Company and the Company has not incurred any additional obligations or liabilities except trade debts in the ordinary course of business. The Company maintains an exclusive license to use the intellectual property as described in schedule 5.1(e) such licenses being an asset of the Company.

The Company has filed all tax returns, which it has been required to file and has paid all taxes and interest and penalties, if any, which it has been required to pay. The Company has made provision sufficient to satisfy any and all accrued tax liabilities.

In addition to the financial statements the Company shall provide the following additional financial reports:

1.           Aging accounts payable including rent, utilities and accrued expenses.

2.           Aging accounts receivable including any set offs for not-for-profit customers.

3.           Amounts of accounts payable over 60 days shall be deducted from the purchase price.

(f)	Apart from the Company Assets and other assets set forth in the Financial Statements, the Company has no assets, rights or other property.

(g)	Intentionally left blank.

(h)
None of the Company Assets (i) violates or infringes any contract, copyright, trademark, service mark, right of privacy, patent or other right, or (ii) contains any material which the Company is not duly authorized to use, or (iii) misuses or misappropriates any trade secret or confidential or proprietary information.

(i)
There is no litigation or arbitration or administrative proceeding or claim asserted, pending or threatened respecting or involving the Company, the business of the Company or any of the Company Assets or other assets of the Company.

(j)
There is no order, writ, injunction or decree of any court, government or governmental agency or any arbitration award affecting the Company, the business of the Company or any of the Company Assets or other assets of the Company. The Company and its assets and operations are in compliance with all applicable laws, rules, regulations and ordinances.

(k)
EXHIBIT 5.1K hereto contains a list of all the officers, directors, employees and agents of the Company, their salaries and other compensation arrangements; the Company has no other obligations for salary or compensation.

(l)
EXHIBIT 5.1L hereto contains true and complete copies of all health, pension, retirement, profit sharing and deferred compensation arrangements maintained by the Company. All of these are in compliance with all applicable laws, rules and regulations.

(m)	EXHIBIT 5.1M hereto contains a list of all the banks at which the Company has accounts and the authorized signatories on such accounts.

(n)
EXHIBIT 5.1N hereto contains a description of all insurance’s maintained by the Company; no default exists with respect to any of such insurance’s and all of such insurance’s are in full force and effect.

(o)
There is no option, warrant, privilege, or other right outstanding with respect to any unissued shares of the Company, whether treasury shares or otherwise, and there is no option, warrant, privilege or other right outstanding with respect to any of the Shares; the Company has issued and outstanding 32,993,526 shares of common stock, no par value per share.

5.2           Knowledge of the Buyer of any event or circumstance or fact will not vitiate or otherwise impair any of the warranties of the Company or any of the rights and remedies available to BUYER with respect to such warranties.

6.	Covenants of BUYER.

6.1	Prior to the Closing, the Buyer will continue to conduct its business in accordance with the Buyer’s normal and past practices.

6.2	Prior to the Closing, the BUYER will not do, any of the following without SELLER's prior written consent:

(a)	change the nature of its business;

(b)	amend its Articles of Incorporation or By-Laws except in accordance with EXHIBITS 7.1D-3 and 7.1D-4 hereto;

(c)	merge or consolidate with any corporation or other entity or liquidate or dissolve;

(d)	adopt or agree to adopt any plan providing for its reorganization; and

(e)	issue any additional common shares.

6.3	intentionally left blank;

6.4
During the six (6) month period following the closing the Buyer shall invest a minimum of $300,000 (Three Hundred Thousand Dollars) into the Company.  Failure of the buyer to comply with this provision shall give the Seller the right to sell the shares acquired herein back to Buyer in exchange for the number of shares of the Company sold hereunder.

6.5	Consistent with the Share Purchase Agreement between the Buyer and the Company signed on even date herewith; the Company shall appoint a director to sit on Buyer’s Board of Directors.

7.	Representations and Warranties of BUYER.

7.1	BUYER represents and warrants to SELLER and the Company as follows.

(a)
BUYER is duly incorporated and validly existing under the laws of New Jersey; that no other entity exists; it has the corporate power and authority to execute, deliver and perform this Agreement, and any other agreement or document executed by it under or in connection with this Agreement; and it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of BUYER enforceable against BUYER in accordance with their respective terms.

(b)	Neither the execution nor delivery of this Agreement, nor the transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

(i)	contravene any provision of law or any statute, decree, rule or regulation binding upon BUYER or contravene any judgment, decree, franchise, order or permit applicable to BUYER; or

(ii)
conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under the Articles of Incorporation or By-Laws of BUYER or the Company or any agreement or other instrument to which BUYER or the Company is a party or by which either is bound, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets, rights, contracts or other property of the Company.

(c)
No authorization, consent or approval of, or exemption by, any governmental, judicial or public body or authority of or in New Jersey is required to authorize, or is required in connection with (i) the execution, delivery and performance by BUYER of this Agreement, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates, instruments or other agreements executed by BUYER in connection with this Agreement, or (iv) the taking of any action by BUYER.

(d)
EXHIBITS 7.1D-1 and 7.1D-2 hereto contain, respectively, true and complete copies of the Articles of Incorporation and By-Laws of the Company, and the same have not been amended and are in full force and effect; as of the Closing the Articles of Incorporation and By-Laws of the Company will be amended, respectively, in accordance with EXHIBITS 7.1D-3 and 7.1D-4 hereto.

(e)	The BUYER has filed all tax returns which it has been required to file and has paid all taxes and interest and penalties, if any, which it has been required to pay.

(f)	Apart from the BUYER’S Assets and other assets set forth in the Financial Statements, the Company has no assets, rights or other property.

(g)
There is no litigation or arbitration or administrative proceeding or claim asserted, pending or threatened respecting or involving the BUYER, the business of the BUYER or any of the BUYER’S Assets or other assets of the BUYER.

(h)
There is no order, writ, injunction or decree of any court, government or governmental agency or any arbitration award affecting the Company, the business of the Company or any of the Company Assets or other assets of the Company. The Company and its assets and operations are in compliance with all applicable laws, rules, regulations and ordinances.

(i)
The Shares to be issued as contemplated herein are fully paid and non-assessable and, except as provided in this Agreement, BUYER has not sold, transferred or assigned any of its rights in or to any of the Shares; the Shares are free and clear of any liens, claims, encumbrances and restrictions of any kind except for the approvals noted above.

(j)
There is no option, warrant, privilege, or other right outstanding with respect to any unissued shares of the Company, whether treasury shares or otherwise, and there is no option, warrant, privilege or other right outstanding with respect to any of the Shares; the BUYER has issued and outstanding 32,993,526 shares of common stock, par value $.001 per share; there are no other shares of the Company outstanding; the Company is only authorized to issue 500,000,000 shares of common stock with a par value of $.001 per share.

7.2
Knowledge by SELLER or the Company of any event, circumstance or fact will not vitiate or otherwise impair any of the representations or warranties of BUYER or any of the rights and remedies available to SELLER or the Company with respect to such representations and warranties.

8.	Indemnities.

8.1
The representations and warranties of the Company, SELLER and BUYER will be deemed made on execution of this Agreement and at the Closing, and all of those representations and warranties and all of the covenants and obligations of the parties under this Agreement will survive the Closing.

8.2
BUYER will hold each of SELLER and the Company harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which either SELLER or the Company incurs by reason of any representation or warranty or withholding of any pertinent facts or other information of BUYER being incorrect or by reason of any breach by BUYER of any of its covenants or obligations under this Agreement.

8.3
The Company will hold BUYER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which BUYER incurs by reason of any representation or warranty of the Company being incorrect or by reason of any breach by the Company of any of its covenants or obligations under this Agreement.

8.4
SELLER will hold BUYER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which BUYER incurs by reason of any representation or warranty of SELLER being incorrect or by reason of any breach by SELLER of any of its covenants or obligations under this Agreement.

9.	Additional Covenants of the Company and SELLER.

9.1	Prior to the Closing, the Company will continue to conduct, and SELLER will cause the Company to continue to conduct, its business in accordance with the Company's normal and past practices.

9.2	Prior to the Closing, the Company will not do, and SELLER will not permit the Company to do, any of the following without BUYER's prior written consent:

(a)	issue any shares, or issue any rights or privileges to acquire any shares or other securities of the Company, or issue any other securities;

(b)	change the nature of its business;

(c)	declare or pay any dividend or make any other distribution or payment in respect of any of its shares or purchase or redeem any of its shares;

(d)	intentionally left blank;

(e)	merge or consolidate with any corporation or other entity or liquidate or dissolve;

(f)	adopt or agree to adopt any plan providing for its reorganization;

(g)
make any loan or other extension of credit or issue any guaranty or otherwise incur any contingent liability [except for extensions of credit not exceeding thirty (30) days to trade creditors in accordance with past practices and in the normal course of business;

(h)	sell, pledge, transfer, assign or grant a security interest in any of its assets, property, contracts or rights;

(i)	enter into or terminate any contract;

(j)	employ anyone or terminate anyone's employment;

(k)	pay any compensation other than the current monthly payroll, raise or agree to raise anyone's compensation, or pay or agree to pay any bonus or other special compensation.

10.	Transactions to be Completed at Closing.

10.1	The following requirements will be completed or satisfied, as the case may be, at the Closing.

(a)	SELLER will deliver to BUYER share certificates representing the Shares, which certificates will be duly endorsed by SELLER to BUYER.

(b)
BUYER will deliver said share certificates to the Company and the Company will deliver to BUYER a certificate, duly executed and issued in the name of BUYER, representing all the issued and outstanding common shares of the Company, registered in the name of BUYER.

(c)	BUYER will provide SELLER with share certificates representing 19,000,000 common shares of BUYER at Closing to be in the names provided by Seller.

(d)	Intentionally left blank

(e)	Intentionally left blank

(f)
BUYER will be furnished with copies of all approvals and consents required in connection with this Agreement and a certificate by an officer or director of the Company and an officer or director of SELLER certifying that the same are in full force and effect.

(g)	Intentionally left blank

(h)
BUYER will be furnished with a certificate by an officer or director of the Company certifying (i) that the representations and warranties of the Company under this Agreement are true and correct as of the Closing, (ii) that there has been no breach of any covenant of the Company under this Agreement, (iii) since the date of this Agreement there has been no adverse change in the business, financial condition or prospects of the Company, and (iv) there is no damage to or destruction of any of the property of the Company or any of the premises where the Company maintains offices or conducts its business that would materially impair the Company's operations or ability to conduct its business.

(i)
SELLER and the Company will be furnished with a certificate by an officer or director of BUYER certifying that the representations and warranties of BUYER under this Agreement are true and correct as of the Closing and that there has been no breach of any covenant of BUYER under this Agreement.

(j)	Besides BUYER, there will be no other shareholders of the Company.

(k)
BUYER will be furnished with a certificate by an officer or director of the Company certifying as of the conclusion of the Closing (i) the banks at which the Company has accounts, and (ii) the signatories on those accounts and their authority, all of which shall be subject to BUYER's approval.

(l)
The Company will be furnished with resignations by any current officers or directors of the Company and by any officers and directors elected after the date of this Agreement who will not serve after the Closing, with a confirmation by each that such person has no claims whatsoever against the Company; and the BUYER will be furnished with copies of these.

(m)
The parties will furnish each other with certificates by one of their officers or directors (i) certifying the adoption by their directors and, if necessary, by their shareholders, of resolutions authorizing the execution, delivery and performance of this Agreement and any other agreements and documents in connection herewith, and (ii) also certifying the names, positions and signatures of the persons authorized to sign on their behalf.

10.2
Except for the certified copy of the Company's Articles of Incorporation issued by the States of Pennsylvania and Tennessee and the Certificates of Good Standing, the agreements, certificates, consents and other documents to be executed and delivered at the Closing shall be dated the date of the Closing.

10.3
Completion or satisfaction, as the case may be, of all of the requirements under Section 9.1 (including the correctness of the statements in the certificates and other documents delivered) are conditions precedent to completing the Closing under this Agreement. No part of the Closing under this Agreement will be deemed completed unless all requirements under this Agreement shall have been completed or satisfied.

11.	Governing Law.

This Agreement will be governed by and construed in accordance with the law of the State of Florida and any action hereunder shall be brought in Broward County, Florida.

12.	Amendment and Waiver.

12.1	This Agreement may not be amended or terminated except by an instrument in writing signed by all of the parties hereto.

12.2
No provision of this Agreement and no right or obligation under this Agreement may be waived except by an instrument in writing signed by the party waiving the provision, right or obligation in question.

13.	Assignment.

13.1	No party may transfer or assign any of its rights or obligations under this Agreement and any attempt thereat shall be null and void.

13.2
The Buyer shall be entitled in its sole discretion to determine a lender or lenders, an investor or investors who will make advances to or for the benefit of the BUYERS for purposes of funding the Transaction. Such determination shall not be deemed an assignment of this agreement.

14.	Notices.

14.1
Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party under this Agreement shall be in writing and shall be given to that party with copy at the addresses or fax numbers set forth below or, in the event of a change in any address or fax number, then to such other address or fax number as to which notice of the change is given:

(a)	If to SELLER:

Stuart M. Discount
475 Summerhill Court
Yardly, PA 19067

(b)	If to the Company:

121 Direct Response
9350 Ashton Road, Ste 202
Philadelphia, PA 19114

(c)	If to BUYER:

Att: Antonio F. Uccello III
2100 19th Street
Sarasota, FL 34234
Fax No.:  (941) 330-0252

With a copy to (which shall not constitute notice):

Jonathan D. Leinwand, Esq.
18851 NE 29th Ave., Suite 414
Aventura, FL 33180
Fax No.: (954) 252-4265

14.2	Notice shall be deemed given on receipt.

15.	Section Headings.

Section headings are for convenient reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

16.	Exhibits.

The Exhibits to this Agreement are contained in a separate booklet signed by SELLER, BUYER and the Company.

17.	Entire Agreement.

This Agreement constitutes the entire agreement among the parties with respect to the matters described herein.

18.           Corporate Governance

18.1
The Company shall continue to have a Board of Directors and will operate as a wholly owned subsidiary of the BUYER. The Board of Directors shall act in their best business judgment in determining the capital needs of the Company.

18.2
A designee of the Company shall have a seat on the Board of Directors of the BUYER. By virtue of the BUYER’s ownership of 100% of the voting stock of the Company upon closing, BUYER shall have complete control of the Board of Directors.

19.           Independent Advice, Non-Litigation

19.1
Each of the parties acknowledges that such party has received independent legal advice with respect to the terms and conditions and effect of this agreement, or having been advised to seek independent legal advice, has decided not to seek independent legal advice and to rely on his/her/its own judgment.

19.2
The SELLER agrees that it may not commence or continue any proceedings in any court of law in any jurisdiction against any person or entity to enforce the obligations of the Buyer to this agreement, or against any person or entity who might claim contribution or indemnity from the Buyer, provided that this release shall not be effective to release any obligations of confidentiality contained herein.

19.3
The BUYER agrees that it may not commence or continue any proceedings in any court of law in any jurisdiction against any person or entity to enforce the obligations of the Buyer to this agreement, or against any person or entity who might claim contribution or indemnity from the Buyer, provided that this release shall not be effective to release any obligations of confidentiality contained herein.

19.4
Should the SELLER or the Company default on its obligations herein to complete any part of the contemplated transactions, then the BUYER shall be entitled to obtain a judgment against either the SELLER or the Company or both providing only for the remedy of specific performance of the Agreement.

19.5
Should the BUYER default on its obligations herein to complete any part of the contemplated transactions, then the SELLER or the Company shall be entitled to obtain a judgment against the BUYER providing only for the remedy of specific performance of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER
Stuart M. Discount

By: /s/ Stuart Discount
Name:  Stuart Discount
Title:

TELESTAR ACQUISITION CORPORATION

By:  /s/ Stuart Discount
Name:  Stuart Discount
Title:  President

TELE-RESPONSE CENTER

By:  /s/ Stuart Discount
Name:  Stuart Discount
Title:  President

BUYER
International Consolidatd Companies, Inc.

By:  /s/ Antonio F. Uccello, III
Name:  Antonio F. Uccello, III
Title:  President, CEO